Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-3

UNUSUAL MACHINES, INC.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Common Stock, par value $0.01 per share	(1)	Other	1,929,272	$11.06	$21,337,748.32	0.000087	$1,856.38

Total Offering Amounts:							$21,337,748.32		1,856.38
Total Fees Previously Paid:
Total Fee Offsets:									0.00
Net Fee Due:									$1,856.38

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Offering Note(s)

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933 (the “Securities Act”), based on the average of the high and low sale prices of the registrant’s common stock as reported on the NYSE American on November 6, 2026, a date within five business days prior to the date of filing of this registration statement.

Pursuant to Rule 416 under the Securities Act, this registration statement also covers an indeterminate number of additional shares of common stock that may become issuable to prevent dilution resulting from stock splits, stock dividends or similar transactions.